EXHIBIT 4.3

                          DESIGNATION OF WARRANT AGENT
                CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

            This Designation of Warrant Agent (the "Designation") is dated as of November 1, 1996, between ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") and Industrial Holdings, Inc., a Texas corporation (the "Company").

      WHEREAS, as of January 15, 1992, the Company entered into a Warrant Agreement in the form of EXHIBIT A hereto ("the Warrant Agreement") with Registrar and Transfer Company, in connection with its Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"); and

      WHEREAS, the warrant agent under such agreement has resigned; and

      WHEREAS, the Company now desires to appoint ChaseMellon the warrant agent for its Class A Warrants, and to amend the Warrant Agreement in certain respects;

      NOW, THEREFORE, the parties hereto agree as follows:

      1. DESIGNATION OF SUCCESSOR WARRANT AGENT. The Company hereby designates ChaseMellon as the Warrant Agent for the Class A Warrants, pursuant to the provisions of Section 5.02 of the attached form of Warrant Agreement, and ChaseMellon hereby accepts such appointment and agrees to be bound by all of the provisions of the Warrant Agreement, as amended by Section 2 hereof, the signature of its duly authorized officer hereon being evidence of its agreement to such provisions.

      2. AMENDMENTS TO THE WARRANT AGREEMENT. The Warrant Agreement is hereby amended as follows:

            a. RESPONSIBILITY AND INDEMNITY. Section 5.04 (e) is hereby amended to read in its entirety as follows (added wording has been underlined):

      "(e) The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgements, costs, and reasonable attorney fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent's negligence or willful misconduct. IN NO CASE WILL CHASEMELLON BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF CHASEMELLON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE."

            b. NOTICES. Section 6.07 is hereby amended to read in its entirety as follows
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(bracketed wording has been deleted and added wording has been underlined):

      "Section 6.07. NOTICES. Any communication, notice or demand to be given hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered postage prepaid and addressed as follows:

            (a)   If to the Company:

                  ROBERT E. CONE, PRESIDENT
                  INDUSTRIAL HOLDINGS, INC.
                  [1100 MILAM, SUITE 2050]
                  7135 ARDMORE
                  HOUSTON, TEXAS 77054

            (b)   If to the Warrant Agent:

                  [REGISTRAR AND TRANSFER COMPANY
                  10 COMMERCE DRIVE
                  CRANFORD, NEW JERSEY 07016
                  ATTENTION:  WILLIAM SAEGER, JR.]
                  CHASEMELLON SHAREHOLDER SERVICES
                  2323 BRYAN STREET
                  SUITE 2300
                  DALLAS, TEXAS 75201
                  ATTN:   MR. DAVID CARY

            (c)   If to a Warrant Holder:

                  At such person's last known address as such shall appear on the registration books maintained by the Warrant Agent.

      Any party may change the address to which any communication, notice, or demand shall be given by giving notice of such change in conformity with the provisions of this Section."

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      This Designation has been duly executed by the parties hereto effective as of November 1, 1996.
                            INDUSTRIAL HOLDINGS, INC.

                            By: /s/CHRISTINE A. SMITH
                                   Christine A. Smith, Vice-President

                            CHASEMELLON SHAREHOLDER SERVICES

                            By: /s/ DAVID M. CARY
                                    David M. Cary   Relationship Manager
                                      (Name),        (Title)

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